Exhibit 99.1
CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS FOURTH QUARTER 2013 RESULTS

CHICAGO (February 14, 2014) - Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported fourth quarter 2013 financial results as follows:

•	Adjusted EBITDA was $178 million in the fourth quarter of 2013 compared to $147 million in the fourth quarter of 2012, an increase of 21.1%.

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Adjusted for special items, net income attributable to Hyatt was $51 million, or $0.32 per share, during the fourth quarter of 2013 compared to net income attributable to Hyatt of $33 million, or $0.20 per share, during the fourth quarter of 2012.

•
Net income attributable to Hyatt was $32 million, or $0.20 per share, during the fourth quarter of 2013 compared to net income attributable to Hyatt of $16 million, or $0.09 per share, in the fourth quarter of 2012.

•	Comparable owned and leased hotel RevPAR increased 6.2% (5.9% excluding the effect of currency) in the fourth quarter of 2013 compared to the fourth quarter of 2012.

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Comparable owned and leased hotel operating margins increased 60 basis points in the fourth quarter of 2013 compared to the same period in 2012. Owned and leased hotel operating margins increased 110 basis points in the fourth quarter of 2013 compared to the fourth quarter of 2012.

•	Comparable systemwide RevPAR increased 4.2% (5.9% excluding the effect of currency) in the fourth quarter of 2013 compared to the fourth quarter of 2012.

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Comparable U.S. full service hotel RevPAR increased 7.0% in the fourth quarter of 2013 compared to the fourth quarter of 2012. Comparable U.S. select service hotel RevPAR increased 4.0% in the fourth quarter of 2013 compared to the fourth quarter of 2012.

•	Sixteen properties were opened. As of December 31, 2013, the Company's executed contract base consisted of approximately 240 hotels or approximately 54,000 rooms.

•	The Company repurchased 468,679 shares of common stock at a weighted average price of $48.12 per share, for an aggregate purchase price of approximately $23 million.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "In the fourth quarter, we continued to see positive demand trends among both transient and group travelers, particularly in the Americas. This is leading to continued rate improvement across our brands.

"We continue to be focused on expanding our presence in key markets around the world. During the quarter, we opened 16 hotels, bringing our total hotel openings for the year to 51 hotels. The fourth quarter openings included our first all inclusive resorts, Hyatt Ziva Los Cabos and Hyatt Zilara Cancun and the second resort for the Andaz brand, Andaz Peninsula Papagayo that opened to very positive guest feedback and joins the recently opened Andaz Maui at Wailea. We also continued to expand the Hyatt Place brand by opening hotels in urban markets such as Charlotte, Minneapolis, Nashville and Omaha. Our current base of executed contracts for new hotels is the largest it has ever been and represents approximately 40% of our current system size, reflecting healthy demand for our brands across all regions.

"Our asset recycling strategy continues to provide additional opportunities to fund growth in targeted areas. In 2013, we sold seven full service and three select service hotels at strong pricing while maintaining brand presence. Additionally, we realized more than $400 million in cash from the settlement of loans, and the sale of venture and preferred equity investments. During the fourth quarter, we acquired our partner’s interest in Grand Hyatt San Antonio, a leading hotel that is adjacent to the Henry B. Gonzalez Convention Center. Consistent with our asset recycling strategy, we recently announced the expected sale of a portfolio of 10 hotels under the Hyatt Place, Hyatt House and Hyatt brands to a high quality owner for $313 million.

“Looking ahead, we expect healthy occupancy levels in the U.S. to support increasing strength in room prices. We expect to continue our asset recycling program and deploy proceeds into key growth priorities in order to drive guest and owner preference for our brands.”

Owned and Leased Hotels Segment
Total segment Adjusted EBITDA increased 17.6% in the fourth quarter of 2013 compared to the same period in 2012.
Owned and leased Adjusted EBITDA increased 14.9% in the fourth quarter of 2013 compared to the same period in 2012. See the table on page 17 of the accompanying schedules for a detailed list of portfolio changes and the year-over-year net impact to fourth quarter owned and leased Adjusted EBITDA.
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA increased 33.3% in the fourth quarter of 2013, primarily due to results from the Company's investment in the all inclusive resort segment.
Revenue increased 7.7% in the fourth quarter of 2013 compared to the same period in 2012. Owned and leased hotel expenses increased 6.2% in the fourth quarter of 2013 compared to the same period in 2012.
RevPAR for comparable owned and leased hotels increased 6.2% (5.9% excluding the effect of currency) in the fourth quarter of 2013 compared to the same period in 2012. Occupancy increased 110 basis points and ADR increased 4.7% (4.4% excluding the effect of currency) compared to the same period in 2012.
Comparable hotel revenues increased 6.5% in the fourth quarter of 2013 compared to the same period in 2012. Excluding expenses related to benefit programs funded through rabbi trusts and non-comparable hotel expenses, expenses increased 5.6% in the fourth quarter of 2013 compared to the same period in 2012. See the table on page 10 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

Comparable owned and leased hotel operating margins increased 60 basis points in the fourth quarter of 2013 compared to the fourth quarter of 2012. Comparable owned and leased hotel operating margins for hotels in the Americas increased 90 basis points in the fourth quarter of 2013 compared to the fourth quarter of 2012. Comparable owned and leased hotel operating margins in the Americas were negatively impacted by rent increases at two hotels. Comparable owned and leased hotel operating margins in ASPAC and EAME/SW Asia decreased 40 basis points in the fourth quarter of 2013 compared to the fourth quarter of 2012. Comparable owned and leased hotel operating margins in ASPAC and EAME/SW Asia were negatively impacted by adverse market conditions at one hotel in each of these regions.
The following three hotels were added to the portfolio during the fourth quarter:

•	Hyatt Regency Orlando (owned, 1,641 rooms). The Company acquired the hotel as previously announced.

•	Grand Hyatt San Antonio (owned, 1,003 rooms). The Company acquired its unconsolidated hospitality venture partner's 70% interest in the hotel.

•	Hyatt Place Omaha Downtown Old Market (owned, 159 rooms). This hotel was developed by the Company.
The following hotel was removed from the owned and leased portfolio as it was sold during the fourth quarter:

•	Hyatt Key West Resort and Spa (118 rooms). The Company entered into a management agreement and therefore the hotel remains included within the Hyatt system.

Management and Franchise Fees
Total fee revenue increased 17.5% to $94 million in the fourth quarter of 2013 compared to the same period in 2012. Base management fees increased 7.7% to $42 million in the fourth quarter of 2013 compared to the same period in 2012. Incentive management fees decreased 25.9% to $20 million in the fourth quarter of 2013 compared to the same period in 2012 and were negatively impacted by the reversal of approximately $11 million of previously recognized incentive management fees from recently converted hotels in EAME/SW Asia. Franchise fees increased 44.4% to $13 million in the fourth quarter of 2013 compared to the same period in 2012. Other fee revenue increased 280.0% to $19 million in the fourth quarter of 2013 compared to the same period in 2012, primarily due to a $12 million termination fee related to one hotel in the Americas.

Americas Management and Franchising Segment
Adjusted EBITDA increased 42.0% in the fourth quarter of 2013 compared to the same period in 2012.
RevPAR for comparable Americas full service hotels increased 6.7% (7.3% excluding the effect of currency) in the fourth quarter of 2013 compared to the same period in 2012. Occupancy increased 230 basis points and ADR increased 3.2% (3.8% excluding the effect of currency) compared to the same period in 2012.
Group rooms revenue at comparable U.S. full service hotels increased 6.3% in the fourth quarter of 2013 compared to the same period in 2012. Group room nights increased 3.9% and group ADR increased 2.4% in the fourth quarter of 2013 compared to the same period in 2012.

Transient rooms revenue at comparable U.S. full service hotels increased 7.6% in the fourth quarter of 2013 compared to the same period in 2012. Transient room nights increased 3.3% and transient ADR increased 4.1% in the fourth quarter of 2013 compared to the same period in 2012.
RevPAR for comparable Americas select service hotels increased 4.0% in the fourth quarter of 2013 compared to the same period in 2012. Occupancy increased 70 basis points and ADR increased 2.8% in the fourth quarter of 2013 compared to the same period in 2012.
Revenue from management and franchise fees increased 37.5% in the fourth quarter of 2013 compared to the same period in 2012.
The following 14 hotels were added to the portfolio during the fourth quarter:

•	Hyatt Ziva Los Cabos, Mexico (franchised, 619 rooms)

•	Hyatt Zilara Cancun, Mexico (franchised, 306 rooms)

•	Andaz Peninsula Papagayo, Costa Rica (managed, 153 rooms)

•	Hyatt Regency Orlando (owned, 1,641 rooms)

•	Hyatt Times Square New York (managed, 487 rooms)

•	Hyatt Place Denver/Cherry Creek (franchised, 194 rooms)

•	Hyatt Place Charlotte Downtown (franchised, 172 rooms)

•	Hyatt Place Daytona Beach - Oceanfront (franchised, 143 rooms)

•	Hyatt Place Minneapolis/Downtown (managed, 213 rooms)

•	Hyatt Place Nashville Downtown (franchised, 255 rooms)

•	Hyatt Place Omaha Downtown Old Market (owned, 159 rooms)

•	Hyatt Place San Jose Del Cabo, Mexico (managed, 157 rooms)

•	Hyatt Place St. Louis / Chesterfield (franchised, 145 rooms)

•	Hyatt Place Bayamón, Puerto Rico (managed, 156 rooms)
One hotel was removed from the portfolio during the fourth quarter.

Southeast Asia, China, Australia, South Korea and Japan (ASPAC) Management and Franchising Segment
Adjusted EBITDA increased 20.0% in the fourth quarter of 2013 compared to the same period in 2012.
RevPAR for comparable ASPAC hotels decreased 1.3% (increased 4.2% excluding the effect of currency) in the fourth quarter of 2013 compared to the same period in 2012. Occupancy increased 240 basis points and ADR decreased 4.7% (increased 0.5% excluding the effect of currency) compared to the same period in 2012.
Revenue from management and franchise fees increased 4.2% in the fourth quarter of 2013 compared to the same period in 2012.
The following hotel was added to the portfolio during the fourth quarter:

•	Hyatt Regency Phuket Resort, Thailand (managed, 199 rooms)
One hotel was removed from the portfolio during the fourth quarter, as it was closed for extensive renovations.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management Segment
Adjusted EBITDA decreased 85.7% in the fourth quarter of 2013 compared to the same period in 2012.
RevPAR for comparable EAME/SW Asia hotels increased 3.3% (5.0% excluding the effect of currency) in the fourth quarter of 2013 compared to the same period in 2012. Occupancy increased 100 basis points and ADR increased 1.7% (3.4% excluding the effect of currency) compared to the same period in 2012.
Revenue from management and franchise fees decreased 44.4% in the fourth quarter of 2013 compared to the same period in 2012. The decrease was due to a reversal of approximately $11 million of previously recognized incentive management fees from recently converted hotels.
The following hotel was added to the portfolio during the fourth quarter:

•	Hyatt Place Yerevan, Armenia (managed, 95 rooms)
One hotel was removed from the portfolio during the fourth quarter.

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses increased 11.5% in the fourth quarter of 2013 compared to the same period in 2012. Adjusted selling, general, and administrative expenses increased 3.9% in the fourth quarter of 2013 compared to the same period in 2012. Adjusted selling, general, and administrative expenses were approximately $10 million lower than expected primarily due to bad debt recoveries and the timing of certain costs. See the table on page 9 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION
Sixteen hotels were added in the fourth quarter of 2013, each of which is listed above. During the 2013 full fiscal year, the Company opened 51 hotels, representing 13,111 rooms. Three hotels, representing 1,340 rooms, were removed from the portfolio during the 2013 full fiscal year.
The Company expects that a significant number of new properties will be opened under all of the Company's brands in the future. As of December 31, 2013 this effort was underscored by executed management or franchise contracts for approximately 240 hotels (or approximately 54,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets or markets in which the Company is under-represented. See the table on page 16 of the accompanying schedules for a breakdown of the executed contract base.

SHARE REPURCHASE
During the fourth quarter, the Company repurchased 468,679 shares of common stock at a weighted average price of $48.12 per share, for an aggregate purchase price of approximately $23 million. From January 1 through February 11, 2014, the Company repurchased 329,823 shares of common stock at a weighted average price of $48.79 per share, for an aggregate purchase price of approximately $16 million. As of February 11, 2014, the Company had approximately $173 million remaining under its share repurchase authorization.

CORPORATE FINANCE / ASSET RECYCLING
During the quarter, the Company completed the following transactions:

•	Acquired The Peabody Orlando for approximately $717 million and rebranded the hotel as Hyatt Regency Orlando.

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Acquired its unconsolidated hospitality venture partner's 70% interest in Grand Hyatt San Antonio for a purchase price of $16 million. Subsequent to the acquisition, the Company repaid $44 million of mezzanine debt that was held at the hospitality venture. As a result of the acquisition, the Company assumed $200 million of hotel level debt.

•	Sold Hyatt Key West Resort and Spa for approximately $76 million.

•	Sold Hyatt Place Minneapolis/Downtown for approximately $33 million. This hotel was developed by the Company.

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Received approximately $109 million related to its preferred equity investment in Hyatt Regency New Orleans, of which approximately $63 million reflects a return of capital, approximately $26 million reflects a preferred return and approximately $20 million reflects the sale of the Company's residual interest. The preferred return and sale of the Company's residual interest is reflected in other income on the Company's consolidated income statement. The Company continues to manage the hotel.

BALANCE SHEET / OTHER ITEMS
On December 31, 2013, the Company reported the following:

•	Total debt of approximately $1.5 billion, inclusive of approximately $200 million of hotel level debt assumed in connection with the purchase of Grand Hyatt San Antonio.

•	Pro rata share of non-recourse unconsolidated hospitality venture debt of approximately $672 million compared with approximately $737 million as of September 30, 2013.

•	Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $454 million and short-term investments of approximately $30 million.

•	Undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2014 INFORMATION
The Company is providing the following information for the 2014 fiscal year:

•	Adjusted SG&A expense is expected to be approximately $325 million.

•	Capital expenditures are expected to be approximately $350 million, including approximately $175 million for investment in new properties.

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In addition to the capital expenditures described above, the Company intends to continue a strong level of investment spending. Investment spending includes acquisitions, equity investments in joint ventures, debt investments, contract acquisition costs or other investments.

•	Depreciation and amortization expense is expected to be approximately $375 million.

•	Interest expense is expected to be approximately $80 million.

•	The Company expects to open approximately 40 hotels in 2014.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call today, February 14, 2014, at 10:30 a.m. CT. The Company requests that questions be submitted via email to earnings@hyatt.com by 9:00 a.m. CT. Hyatt management will read and respond to as many submitted questions as possible. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.399.5128, passcode #94248669, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on February 14, 2014 through midnight on February 21, 2014 by dialing 617.801.6888, passcode #97439848. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA
We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity losses from unconsolidated hospitality ventures;

•	gains on sale of real estate;

•	asset impairments;

•	other income (loss), net;

•	net loss attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	(provision) benefit for income taxes.
We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.
Our Board of Directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our Board of Directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.
We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.
Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense
Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through rabbi trusts.

Comparable Owned and Leased Hotel Operating Margin
We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both non-comparable hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels
Comparable systemwide hotels represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable systemwide ASPAC full service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable systemwide EAME/SW Asia full service hotels for those properties that we manage within the EAME/SW Asia management segment. Comparable operated hotels is defined the same as Comparable systemwide hotels with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. Non-comparable systemwide hotels or Non-comparable owned and leased hotels represent all hotels that do not meet the respective definition of comparable as defined above.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.
RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select service
The term select service includes the brands Hyatt Place and Hyatt House. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected adjusted SG&A expense, maintenance and enhancement to existing properties capital expenditures, investments in new properties capital expenditures, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets; the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; the impact of hotel renovations; our ability to successfully execute and implement our common stock repurchase program; loss of key personnel; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; timing of acquisitions and dispositions; changes in the competitive environment in our industry and the markets where we operate; cyber risks and information technology failures; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company's subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™ and Hyatt Ziva™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences® and Hyatt Residence Club®. As of December 31, 2013, the Company's worldwide portfolio consisted of 548 properties in 48 countries. For more information, please visit www.hyatt.com.
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Tables to follow

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended December 31, 2013 and 2012
4.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Year Ended December 31, 2013 and 2012
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Hotel Brand Statistics - Comparable Locations
8.	Fee Summary
9.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
10.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
11.	Net Gains and Interest Income from Marketable Securities Held to Fund Operating Programs
12.	Capital Expenditures and Investment Spending Summary
13.	Properties and Rooms / Units by Geography
14.	Properties and Rooms / Units by Brand
15.	Owned and Leased Mix by Market and Brand
16.	Executed Contract Base Approximate Mix
17.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Adjusted EBITDA - Three Months Ended December 31, 2013

Hyatt Hotels Corporation
Consolidated Statements of Income
For the Three Months and the Year Ended December 31, 2013 and 2012
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
REVENUES:
Owned and leased hotels	$557	$517	$2,142	$2,021
Management and franchise fees	94	80	342	307
Other revenues	15	19	78	78
Other revenues from managed properties (a)	425	384	1,622	1,543
Total revenues	1,091	1,000	4,184	3,949
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	426	401	1,629	1,549
Depreciation and amortization	91	90	345	353
Other direct costs	7	8	32	29
Selling, general, and administrative	87	78	323	316
Other costs from managed properties (a)	425	384	1,622	1,543
Direct and selling, general, and administrative expenses	1,036	961	3,951	3,790
Net gains and interest income from marketable securities held to fund operating programs	12	3	34	21
Equity losses from unconsolidated hospitality ventures	(11)	(16)	(1)	(22)
Interest expense	(17)	(17)	(65)	(70)
Gains on sales of real estate	—	—	125	—
Asset impairments	(11)	—	(22)	—
Other income (loss), net	29	(5)	17	7
INCOME BEFORE INCOME TAXES	57	4	321	95
(PROVISION) BENEFIT FOR INCOME TAXES	(27)	11	(116)	(8)
NET INCOME	30	15	205	87
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	1	2	1
NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$32	$16	$207	$88
EARNINGS PER SHARE - Basic
Net income	$0.20	$0.09	$1.29	$0.53
Net income attributable to Hyatt Hotels Corporation	$0.21	$0.09	$1.30	$0.53
EARNINGS PER SHARE - Diluted
Net income	$0.19	$0.09	$1.29	$0.53
Net income attributable to Hyatt Hotels Corporation	$0.20	$0.09	$1.30	$0.53
Basic share counts	156.1	163.4	158.5	165.0
Diluted share counts	157.0	163.8	159.2	165.4
(a) The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$178	$147	$680	$606
Equity losses from unconsolidated hospitality ventures	(11)	(16)	(1)	(22)
Gains on sales of real estate	—	—	125	—
Asset impairments	(11)	—	(22)	—
Other income (loss), net	29	(5)	17	7
Net loss attributable to noncontrolling interests	2	1	2	1
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(20)	(15)	(68)	(73)
EBITDA	$167	$112	$733	$519
Depreciation and amortization	(91)	(90)	(345)	(353)
Interest expense	(17)	(17)	(65)	(70)
(Provision) benefit for income taxes	(27)	11	(116)	(8)
Net income attributable to Hyatt Hotels Corporation	$32	$16	$207	$88

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended December 31, 2013 and 2012
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended December 31, 2013 and December 31, 2012, respectively.
(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Three Months Ended December 31,
		2013	2012
Net income attributable to Hyatt Hotels Corporation		$32	$16
Earnings per share		$0.20	$0.09
Special items
Asset impairments (a)	Asset impairments	11	—
Transaction costs (b)	Other income (loss), net	7	1
Provisions on hotel loans (c)	Other income (loss), net	6	4
Loss on sublease agreement (d)	Other income (loss), net	6	—
Unconsolidated hospitality ventures impairment (e)	Equity earnings (losses) from unconsolidated hospitality ventures	3	18
Marketable securities (f)	Other income (loss), net	(1)	—
Impairment of held-to-maturity investment (g)	Other income (loss), net	—	4
Realignment costs (h)	Other income (loss), net	—	2
Income from non-hospitality cost method investments (i)	Other income (loss), net	—	(1)
Total special items - pre-tax		32	28
Provision for income taxes for special items	(Provision) benefit for income taxes	(13)	(11)
Total special items - after-tax		19	17
Special items impact per share		$0.12	$0.11
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$51	$33
Earnings per share, adjusted for special items		$0.32	$0.20
(a) Asset impairments - In connection with the purchase of the Grand Hyatt San Antonio we wrote off $11 million related to contract acquisition costs.
(b) Transaction costs - In the fourth quarter of 2013, we incurred $7 million in transaction costs which primarily represent costs incurred in connection with the acquisitions of the Hyatt Regency Orlando and Grand Hyatt San Antonio. In the fourth quarter of 2012, we incurred $1 million in transaction costs to acquire the Hyatt Regency Birmingham.
(c) Provisions on hotel loans - In the fourth quarter of 2013 and 2012, we recorded a $6 million and $4 million provision related to pre-opening loans, respectively, based on our assessment of collectability.
(d) Loss on sublease agreement - During the fourth quarter of 2013, we recorded a $6 million loss related to a sublease agreement.
(e) Unconsolidated hospitality ventures impairment - During the fourth quarter of 2013 and 2012, we recorded $3 million and $18 million in impairment charges related to hospitality ventures, respectively.
(f) Marketable securities - Represents (gains) losses on investments not used to fund operating programs.
(g) Impairment of held-to-maturity investment - During the fourth quarter of 2012, we recorded a $4 million impairment charge on a held-to-maturity investment.
(h) Realignment costs - Represents costs incurred as part of our Company's realignment.
(i) Income from non-hospitality cost method investments - During the fourth quarter of 2012, we recorded $1 million of income primarily consisting of amounts received from certain non-hospitality related real estate investment companies.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Year Ended December 31, 2013 and 2012
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the year ended December 31, 2013 and 2012, respectively.
(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Year Ended December 31,
		2013	2012
Net income attributable to Hyatt Hotels Corporation		$207	$88
Earnings per share		$1.30	$0.53
Special items
Gains on sales of real estate (a)	Gains (losses) on sales of real estate	(125)	—
Gain on sale of artwork	Other income (loss), net	(29)	—
Gain on sale of residential properties (b)	Equity earnings (losses) from unconsolidated hospitality ventures	(8)	—
Marketable securities (c)	Other income (loss), net	(2)	(17)
Foreign currency translation loss on sale of joint venture (d)	Equity earnings (losses) from unconsolidated hospitality ventures	2	—
Unconsolidated hospitality ventures impairment (e)	Equity earnings (losses) from unconsolidated hospitality ventures	3	19
(Gain) loss on sublease agreement (f)	Other income (loss), net	6	(2)
Provisions on hotel loans (g)	Other income (loss), net	6	4
Transaction costs (h)	Other income (loss), net	10	2
Charitable contribution to Hyatt Thrive Foundation (i)	Other income (loss), net	20	—
Asset impairments (j)	Asset impairments	22	—
Debt settlement costs (k)	Other income (loss), net	35	—
Impairment of held-to-maturity investment (l)	Other income (loss), net	—	4
Realignment costs (m)	Other income (loss), net	—	21
Income from non-hospitality cost method investments (n)	Other income (loss), net	—	(1)
Total special items - pre-tax		(60)	30
Provision for income taxes for special items	(Provision) benefit for income taxes	24	(10)
Total special items - after-tax		(36)	20
Special items impact per share	`	$(0.23)	$0.12
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$171	$108
Earnings per share, adjusted for special items		$1.07	$0.65
(a) Gains on sales of real estate - Includes gains on the sale of Hyatt Fisherman's Wharf, Hyatt Santa Barbara and Hyatt Regency Denver Tech, which were sold subject to franchise agreements.
(b) Gain on sale of residential properties - During 2013, we recognized a gain of $8 million in connection with the sale of residential properties at one of our joint ventures.
(c) Marketable securities - Represents (gains) losses on investments not used to fund operating programs.
(d) Foreign currency translation loss on sale of joint venture - During 2013, we had a foreign currency translation loss of $2 million as a result of the sale of our interest in a foreign joint venture.
(e) Unconsolidated hospitality ventures impairment - During 2013 and 2012, we recorded impairment charges of $3 million and $19 million related to hospitality ventures, respectively.
(f) (Gain) loss on sublease agreement - During 2013 and 2012, we recorded a $6 million loss and a $2 million gain related to sublease agreements, respectively.
(g) Provisions on hotel loans - During 2013 and 2012, we recorded a $6 million and $4 million provision related to pre-opening loans, respectively, based on our assessment of collectability.
(h) Transaction costs - In the year ended December 31, 2013, we incurred $10 million in transaction costs which primarily represent costs incurred in connection with our investment in Playa, and the acquisitions of the Hyatt Regency Orlando and Grand Hyatt San Antonio. In the year ended December 31, 2012, we incurred $2 million in transaction costs to acquire the Hyatt Regency Mexico City and the Hyatt Regency Birmingham.
(i) Charitable contribution to Hyatt Thrive Foundation - We committed to fund $20 million to a charitable foundation that we recently formed with the intent that the foundation will fund charitable activities over time.
(j) Asset impairments - We recorded $22 million in impairment charges in 2013, which included the write-off of $11 million of contract acquisition costs in conjunction with the acquisition of the Grand Hyatt San Antonio and an $11 million impairment of property and equipment within our owned and leased segment.
(k) Debt settlement costs - We incurred $35 million in debt settlement costs for the redemption of our 2015 Notes and the tender of a portion of our 2019 Notes.
(l) Impairment of held-to-maturity investment - During the year ended December 31, 2012, we recorded a $4 million impairment charge on a held-to-maturity investment.
(m) Realignment costs - Represents costs incurred as part of our Company's realignment.
(n) Income from non-hospitality cost method investments - During 2012, we recorded $1 million of income primarily consisting of amounts received from certain non-hospitality related real estate investment companies.

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Revenue
Owned and leased	$557	$517	$40	7.7%	$2,142	$2,021	$121	6.0%
Americas	88	64	24	37.5%	292	256	36	14.1%
ASPAC	25	24	1	4.2%	83	86	(3)	(3.5)%
EAME/SW Asia	10	18	(8)	(44.4)%	72	63	9	14.3%
Total management and franchising	123	106	17	16.0%	447	405	42	10.4%
Corporate and other	15	19	(4)	(21.1)%	78	78	—	—%
Other revenues from managed properties	425	384	41	10.7%	1,622	1,543	79	5.1%
Eliminations	(29)	(26)	(3)	(11.5)%	(105)	(98)	(7)	(7.1)%
Total revenues	$1,091	$1,000	$91	9.1%	$4,184	$3,949	$235	6.0%

Adjusted EBITDA
Owned and leased	$100	$87	$13	14.9%	$403	$369	$34	9.2%
Pro rata share of unconsolidated hospitality ventures	20	15	5	33.3%	68	73	(5)	(6.8)%
Total owned and leased	120	102	18	17.6%	471	442	29	6.6%
Americas management and franchising	71	50	21	42.0%	233	199	34	17.1%
ASPAC management and franchising	18	15	3	20.0%	50	46	4	8.7%
EAME/SW Asia management	1	7	(6)	(85.7)%	40	26	14	53.8%
Corporate and other	(32)	(27)	(5)	(18.5)%	(114)	(107)	(7)	(6.5)%
Adjusted EBITDA	$178	$147	$31	21.1%	$680	$606	$74	12.2%

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Locations

	Three Months Ended December 31,					Year Ended December 31,
	2013	2012	Change		Change (in constant $)	2013	2012	Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)
Full service (37)
ADR	$223.01	$214.23	4.1%		3.7%	$215.19	$205.90	4.5%		4.3%
Occupancy	72.5%	70.7%	1.8%	pts		74.7%	73.7%	1.0%	pts
RevPAR	$161.60	$151.36	6.8%		6.3%	$160.78	$151.75	5.9%		5.7%

Select service (53)
ADR	$111.83	$106.58	4.9%		4.9%	$112.65	$106.87	5.4%		5.4%
Occupancy	74.2%	74.9%	(0.7)%	pts		77.8%	77.6%	0.2%	pts
RevPAR	$82.93	$79.82	3.9%		3.9%	$87.63	$82.93	5.7%		5.7%

Comparable owned and leased hotels (90)
ADR	$188.71	$180.21	4.7%		4.4%	$183.17	$174.74	4.8%		4.6%
Occupancy	73.0%	71.9%	1.1%	pts		75.7%	74.9%	0.8%	pts
RevPAR	$137.72	$129.64	6.2%		5.9%	$138.57	$130.86	5.9%		5.7%

Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service (136)
ADR	$180.20	$174.54	3.2%		3.8%	$179.04	$172.46	3.8%		4.1%
Occupancy	70.4%	68.1%	2.3%	pts		74.1%	72.9%	1.2%	pts
RevPAR	$126.81	$118.81	6.7%		7.3%	$132.70	$125.67	5.6%		5.9%

Select service (214)
ADR	$106.38	$103.46	2.8%		2.8%	$108.10	$104.29	3.7%		3.7%
Occupancy	73.0%	72.3%	0.7%	pts		76.2%	75.1%	1.1%	pts
RevPAR	$77.71	$74.75	4.0%		4.0%	$82.43	$78.33	5.2%		5.2%

ASPAC
Full service hotels (48)
ADR	$233.44	$245.02	(4.7)%		0.5%	$227.17	$237.13	(4.2)%		(0.4)%
Occupancy	71.0%	68.6%	2.4%	pts		68.0%	66.9%	1.1%	pts
RevPAR	$165.81	$167.97	(1.3)%		4.2%	$154.51	$158.59	(2.6)%		1.3%

EAME/SW Asia
Full service hotels (50)
ADR	$247.47	$243.29	1.7%		3.4%	$234.75	$238.45	(1.6)%		(0.3)%
Occupancy	65.4%	64.4%	1.0%	pts		63.6%	60.4%	3.2%	pts
RevPAR	$161.84	$156.63	3.3%		5.0%	$149.23	$143.97	3.7%		5.0%

Comparable systemwide hotels (448)
ADR	$178.03	$175.52	1.4%		3.1%	$174.53	$171.62	1.7%		2.8%
Occupancy	70.5%	68.7%	1.8%	pts		72.5%	71.1%	1.4%	pts
RevPAR	$125.56	$120.54	4.2%		5.9%	$126.58	$122.04	3.7%		4.9%
(a) Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable Locations

	Three Months Ended December 31,					Year Ended December 31,
	2013	2012	Change		Change (in constant $)	2013	2012	Change		Change (in constant $)

Managed and franchised hotels (# hotels; includes owned and leased hotels)

Park Hyatt (27)
ADR	$357.09	$356.26	0.2%		3.2%	$342.72	$348.12	(1.6)%		0.5%
Occupancy	68.3%	65.2%	3.1%	pts		66.1%	61.9%	4.2%	pts
RevPAR	$243.87	$232.13	5.1%		8.2%	$226.61	$215.40	5.2%		7.4%

Andaz (8)
ADR	$299.90	$291.95	2.7%		2.3%	$280.84	$280.32	0.2%		0.3%
Occupancy	76.3%	71.7%	4.6%	pts		76.8%	75.4%	1.4%	pts
RevPAR	$228.97	$209.46	9.3%		8.8%	$215.62	$211.42	2.0%		2.1%

Grand Hyatt (36)
ADR	$249.73	$250.79	(0.4)%		2.5%	$240.34	$239.90	0.2%		2.1%
Occupancy	74.4%	71.9%	2.5%	pts		73.8%	72.9%	0.9%	pts
RevPAR	$185.89	$180.40	3.0%		6.1%	$177.33	$174.81	1.4%		3.4%

Hyatt (25)
ADR	$171.72	$163.22	5.2%		5.0%	$169.05	$161.67	4.6%		4.4%
Occupancy	71.4%	70.3%	1.1%	pts		74.2%	73.5%	0.7%	pts
RevPAR	$122.69	$114.81	6.9%		6.6%	$125.37	$118.80	5.5%		5.4%

Hyatt Regency (138)
ADR	$168.35	$166.48	1.1%		2.6%	$168.04	$165.18	1.7%		2.8%
Occupancy	68.2%	66.2%	2.0%	pts		70.8%	69.3%	1.5%	pts
RevPAR	$114.74	$110.16	4.2%		5.7%	$118.98	$114.46	3.9%		5.0%

Hyatt Place (161)
ADR	$99.94	$97.40	2.6%		2.6%	$101.98	$98.52	3.5%		3.5%
Occupancy	72.1%	71.0%	1.1%	pts		75.1%	74.1%	1.0%	pts
RevPAR	$72.04	$69.16	4.2%		4.2%	$76.54	$73.01	4.8%		4.8%

Hyatt House (53)
ADR	$123.15	$119.03	3.5%		3.5%	$123.90	$119.30	3.9%		3.9%
Occupancy	75.7%	75.7%	—%	pts		79.5%	77.8%	1.7%	pts
RevPAR	$93.23	$90.06	3.5%		3.5%	$98.52	$92.87	6.1%		6.1%

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Fees
Base management fees	$42	$39	$3	7.7%	$163	$154	$9	5.8%
Incentive management fees	20	27	(7)	(25.9)%	100	97	3	3.1%
Franchise fees	13	9	4	44.4%	48	37	11	29.7%
Other fee revenue (a)	19	5	14	280.0%	31	19	12	63.2%
Total fees	$94	$80	$14	17.5%	$342	$307	$35	11.4%

(a) Total other fee revenues includes deferred gains, resulting from the sales of hotels subject to management agreements, of $2 million and $1 million for the three months ended December 31, 2013 and 2012, respectively, and $6 million and $4 million for the years ended December 31, 2013 and 2012, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$79	$76	$3	3.9%	$299	$303	$(4)	(1.3)%
Rabbi trust impact	8	2	6	300.0%	24	13	11	84.6%
Selling, general and administrative expenses	$87	$78	$9	11.5%	$323	$316	$7	2.2%
(a) Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Americas management and franchising	$17	$14	$3	21.4%	$59	$57	$2	3.5%
ASPAC management and franchising	7	9	(2)	(22.2)%	33	40	(7)	(17.5)%
EAME/SW Asia management	9	10	(1)	(10.0)%	32	37	(5)	(13.5)%
Owned and leased	5	4	1	25.0%	14	12	2	16.7%
Corporate and other (b)	41	39	2	5.1%	161	157	4	2.5%
Adjusted selling, general, and administrative expenses	$79	$76	$3	3.9%	$299	$303	$(4)	(1.3)%
(b) Corporate and other includes vacation ownership expenses of $7 million and $8 million for the three months ended December 31, 2013 and 2012, respectively, and $30 million and $31 million for the year ended December 31, 2013 and 2012, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$493	$463	$30	6.5%	$1,912	$1,816	$96	5.3%
Non-comparable hotels	64	54	10	18.5%	230	205	25	12.2%
Owned and leased hotels revenue	$557	$517	$40	7.7%	$2,142	$2,021	$121	6.0%

Expenses
Comparable owned and leased hotels	$379	$359	$20	5.6%	$1,452	$1,396	$56	4.0%
Non-comparable hotels	43	42	1	2.4%	166	148	18	12.2%
Rabbi trust	4	—	4	100.0%	11	5	6	120.0%
Owned and leased hotels expense	$426	$401	$25	6.2%	$1,629	$1,549	$80	5.2%

Owned and leased hotel operating margin percentage	23.5%	22.4%		1.1%	23.9%	23.4%		0.5%

Comparable owned and leased hotel operating margin percentage	23.1%	22.5%		0.6%	24.1%	23.1%		1.0%

Hyatt Hotels Corporation
Net Gains and Interest Income From Marketable Securities Held to Fund Operating Programs
The table below provides a reconciliation of net gains and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains or losses on securities held to fund our Hyatt Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotel revenues. The table below shows the amounts recorded to the respective offsetting account.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$8	$2	$6	300.0%	$24	$13	$11	84.6%
Rabbi trust impact allocated to owned and leased hotels expense	4	—	4	100.0%	11	5	6	120.0%
Net gains and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	—	1	(1)	(100.0)%	(1)	3	(4)	(133.3)%
Net gains and interest income from marketable securities held to fund operating programs	$12	$3	$9	300.0%	$34	$21	$13	61.9%

Hyatt Hotels Corporation
Capital Expenditures and Investment Spending Summary
(in millions)

	Three Months Ended December 31,		Year Ended December 31,

	2013	2012	2013	2012
Capital Expenditures
Maintenance	$27	$42	$90	$106
Enhancements to existing properties	41	39	81	153
Investment in new properties	14	10	61	42
Total	$82	$91	$232	$301

	Three Months Ended December 31,		Year Ended December 31,

Investment Spending	2013	2012	2013	2012
Acquisitions, net of cash acquired	$729	$53	$814	$233
Investments (equity, debt and other)	25	68	462	195
Total	$754	$121	$1,276	$428

Hyatt Hotels Corporation
Properties and Rooms / Units by Geography

	December 31, 2013		September 30, 2013		December 31, 2012		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels (a)
Full service hotels
United States	27	15,498	26	12,972	31	14,536	1	2,526	(4)	962
Other Americas	4	2,102	4	2,102	4	2,102	0	0	0	0
ASPAC	1	601	1	601	1	601	0	0	0	0
EAME/SW Asia	11	2,438	11	2,438	11	2,441	0	0	0	(3)
Select service
United States	54	7,400	53	7,241	56	7,669	1	159	(2)	(269)
Total owned and leased hotels	97	28,039	95	25,354	103	27,349	2	2,685	(6)	690

Managed and franchised hotels (includes owned and leased hotels)

	December 31, 2013		September 30, 2013		December 31, 2012		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Americas
Full service hotels
United States Managed	101	55,368	102	54,430	104	54,722	(1)	938	(3)	646
Other Americas Managed	16	5,953	15	5,800	15	5,802	1	153	1	151
Franchised	33	10,190	31	9,557	24	7,515	2	633	9	2,675
Subtotal	150	71,511	148	69,787	143	68,039	2	1,724	7	3,472

Select service hotels
United States Managed	96	12,979	93	12,451	96	12,929	3	528	0	50
Other Americas Managed	2	277	1	120	1	120	1	157	1	157
Franchised	150	20,263	145	19,356	128	16,774	5	907	22	3,489
Subtotal	248	33,519	239	31,927	225	29,823	9	1,592	23	3,696

ASPAC
Full service hotels
ASPAC Managed	57	21,429	57	21,607	51	20,016	0	(178)	6	1,413
ASPAC Franchised	2	988	2	988	2	988	0	0	0	0
Subtotal	59	22,417	59	22,595	53	21,004	0	(178)	6	1,413

EAME/SW Asia
Full service hotels
EAME Managed	36	9,337	37	9,763	33	8,084	(1)	(426)	3	1,253
SW Asia Managed	26	7,405	26	7,405	20	6,014	0	0	6	1,391
Subtotal	62	16,742	63	17,168	53	14,098	(1)	(426)	9	2,644

Select service hotels
EAME Managed	1	95	0	0	0	0	1	95	1	95
SW Asia Managed	1	115	1	115	1	115	0	0	0	0
Subtotal	2	210	1	115	1	115	1	95	1	95

Total managed and franchised hotels	521	144,399	510	141,592	475	133,079	11	2,807	46	11,320

All Inclusive	2	925	0	0	0	0	2	925	2	925
Vacation ownership	15	963	15	963	15	963	0	0	0	0
Residential	10	1,101	10	1,101	10	1,102	0	0	0	(1)

Total properties and rooms/units	548	147,388	535	143,656	500	135,144	13	3,732	48	12,244
(a) Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Properties and Rooms / Units by Brand

	December 31, 2013		September 30, 2013		December 31, 2012		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	33	6,535	33	6,535	30	6,014	—	—	3	521
Andaz	11	2,269	10	2,116	9	1,823	1	153	2	446
Hyatt	38	8,609	38	8,502	28	6,948	—	107	10	1,661
Grand Hyatt	40	22,262	40	22,262	38	21,515	—	—	2	747
Hyatt Regency	149	70,995	149	70,135	144	66,841	—	860	5	4,154
Hyatt Place	192	25,575	182	23,888	172	22,335	10	1,687	20	3,240
Hyatt House	58	8,154	58	8,154	54	7,603	—	—	4	551
Hyatt Ziva	1	619	—	—	—	—	1	619	1	619
Hyatt Zilara	1	306	—	—	—	—	1	306	1	306
Vacation Ownership and Residential	25	2,064	25	2,064	25	2,065	—	—	—	(1)
Total	548	147,388	535	143,656	500	135,144	13	3,732	48	12,244

Hyatt Hotels Corporation
Owned and Leased Mix by Market and Brand

Owned and Leased Adjusted EBITDA Mix by Market

Segment	% of 2013 Earnings (a)	Top 10 US Markets (b)	% of 2013 Earnings (a)	Top 5 International Markets	% of 2013 Earnings (a)
Americas	80%	New York, NY	10%	Switzerland	5%
EAME/SW Asia	15%	Atlanta, GA	5%	South Korea	5%
ASPAC	5%	San Francisco/San Mateo, CA	5%	Mexico	4%
		Orlando, FL	4%	Canada	4%
		San Jose-Santa Cruz, CA	3%	France	3%
		San Antonio, TX	3%
		Los Angeles-Long Beach, CA	3%
		Phoenix, AZ	2%
		Lake Tahoe, NV	2%
		Chicago, IL	2%
		Total Top 10	39%	Total Top 5	21%
		Other U.S.	30%	Other International	10%
Total	100%	Total U.S.	69%	Total International	31%

Owned and Leased Adjusted EBITDA Mix by Brand

Brand	% of 2013 Earnings (a)
Park Hyatt, Andaz, Grand Hyatt	36%
Hyatt Regency, Hyatt	46%
Hyatt Place, Hyatt House	18%
Total	100%

(a) Earnings represent 2013 owned and leased Adjusted EBITDA of $403 million.
(b) Markets are defined according to Smith Travel Research market definitions.

Hyatt Hotels Corporation
Executed Contract Base Approximate Mix

(Total executed contracts base: approximately 240 hotels, 54,000 rooms)

	As of December 31, 2013
	Approx. Hotels	Approx. Rooms
Region
Americas	90	17,000
ASPAC	75	20,000
EAME/SW Asia	75	17,000
Total	240	54,000

Market
U.S.	60	10,000
China	60	17,000
India	40	7,000
Other	80	20,000
Total	240	54,000

Brand
Park Hyatt, Andaz, Grand Hyatt	45	13,000
Hyatt Regency, Hyatt, Hyatt Ziva, Hyatt Zilara	70	21,000
Hyatt Place, Hyatt House	125	20,000
Total	240	54,000

Ownership / Contract Type
Owned, Leased and Unconsolidated Hospitality Ventures	20	6,000
Managed	160	39,000
Franchised	60	9,000
Total	240	54,000

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Adjusted EBITDA (a) - Three months ended December 31, 2013
(in millions)

	Rooms	Transaction / Opening Date	4Q13 Adjusted EBITDA Impact

Dispositions (b)

7 Hyatt Place Hotels and 1 Hyatt House Hotel	1,043	4Q12
3 Hyatt Place Hotels	426	1Q13
Hyatt Fisherman's Wharf	313	2Q13
Hyatt Santa Barbara	195	2Q13
Hyatt Regency Denver Tech Center	451	3Q13
Andaz Savannah	151	3Q13
Andaz Napa	141	3Q13
Hyatt Regency Santa Clara	501	3Q13
Hyatt Key West Resort and Spa	118	4Q13

Year-over-Year Net Impact of Dispositions to Owned and Leased Adjusted EBITDA			$(7)

Acquisitions or Openings (c)

Andaz Amsterdam Prinsengracht	122	4Q12
Hyatt Regency Birmingham (U.K.)	319	4Q12
The Driskill	189	1Q13
Hyatt Regency Orlando	1,641	4Q13
Grand Hyatt San Antonio	1,003	4Q13
Hyatt Place Omaha Downtown Old Market	159	4Q13

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Adjusted EBITDA			$13

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Adjusted EBITDA			$6

(a) Excludes pro rata share of unconsolidated hospitality ventures.
(b) Reflects 2012 Adjusted EBITDA for recently completed dispositions.
(c) Reflects 2013 Adjusted EBITDA for recently completed acquisitions or openings.